Exhibit 99.1  Press Release issued by the Company dated August 11, 2004



Pep Boys Reports 6.9% Comparable Sales Increase
-  Retail Up 16.7%; Service Down 5.3%  -

PHILADELPHIA - August 11, 2004 - The Pep Boys - Manny, Moe & Jack
(NYSE: "PBY"), the nation's leading full-service automotive aftermarket chain, announced its financial results for the thirteen weeks ended July 31, 2004, as well as a number of organizational changes that are effective immediately.

Financial Results
Second Quarter

Sales

Sales for the quarter ended July 31, 2004 were $593,426,000, 6.7% higher than the $556,030,000 recorded last year. Comparable Sales increased 6.9%, including an increase in comparable Merchandise Sales of 8.4% and flat comparable Service Revenues. Recategorizing Sales to more accurately reflect the two areas of automotive aftermarket in which the Company competes, comparable Retail Sales (DIY and Commercial) increased 16.7% and comparable Service Sales (labor plus installed merchandise and tires) decreased 5.3%.

Earnings

On a GAAP basis, Net Earnings (Loss) from Continuing Operations Before Cumulative Effect of Change in Accounting Principle improved from a Net Loss of $13,579,000 ($.26 per share - basic and diluted), which includes after tax expenses of $30,103,000 related to the July 2003 corporate restructuring and other non-operations activities, to Net Earnings of $14,649,000 ($.25 per share basic and $.23 per share diluted), which reflects an increase in shrinkage reserves and a shortfall in Service Revenues and includes after tax expenses of $3,290,000 unrelated to the current quarter's operations.

Adjusted Earnings

The Company believes that reporting Adjusted Net Earnings from Continuing Operations is more representative of its operating results. Accordingly, Adjusted Net Earnings from Continuing Operations of $17,939,000 (excluding after tax expenses of $3,290,000 unrelated to the current quarter's operations) increased 8.6% from the $16,524,000 last year (excluding after tax expenses of $30,103,000 related to the July 2003 corporate restructuring and other non-operations activities). Adjusted fully diluted Earnings Per Share were $.29 this year (which includes an additional 6.9 million shares issued in the March 2004 equity offering and upon option exercises) versus $.30 last year.

Gross Profit

On a GAAP basis, Merchandise Gross Profit margins increased by 560 basis points to 29.2% this year from 23.6% last year, while Service Revenue margins increased by 60 basis points to 23.4% this year from 22.8% last year. After making the aforementioned adjustments, Merchandise Gross Profit margins decreased by 80 basis points to 29.3% this year from 30.1% last year, while Service Revenue margins decreased by 120 basis points to 24.5% this year from 25.7% last year.

                                  (Continued)

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Page 2

Recategorizing Gross Profit to more accurately reflect the two areas of automotive aftermarket in which the Company competes and after making the aforementioned adjustments, Retail Gross Profit margins increased by 20 basis points to 28.2% this year from 28.0% last year, while Service Gross Profit margins decreased by 210 basis points to 28.9% this year from 31.0% last year.

SG&A

On a GAAP basis, Selling, General and Administrative Expenses decreased by 270 basis points to 23.0% of Sales from 25.7% last year. After making the aforementioned adjustments, Selling, General and Administrative Expenses decreased by 60 basis points to 22.4% of Sales from 23.0% last year.

Six Months

Sales

Sales for the six months ended July 31, 2004 were $1,159,559,000, 8.7% higher than the $1,066,940,000 recorded last year. Comparable Sales increased 8.8%, including an increase in comparable Merchandise Sales of 10.3% and an increase of 2.8% in comparable Service Revenue. Reallocating Sales to more accurately reflect the two areas of automotive aftermarket in which the Company competes, comparable Retail Sales increased 17.4% and comparable Service Sales decreased 2.0%.

Earnings

Net Earnings (Loss) from Continuing Operations Before Cumulative Effect of Change in Accounting Principle improved from a Net Loss of $20,906,000 ($.40 per share - basic and diluted) to Net Earnings of $30,840,000 ($.55 per share basic and $.50 per share diluted).

Organizational Changes

President George Babich will assume direct responsibility for the operations side of the business. Harry Yanowitz, who previously served as SVP - Strategy & Business Development, will assume the CFO title and responsibilities. Mr. Yanowitz has previously served as a CFO of a public company and brings years of capital markets experience to his new role. Messrs. Babich, Yanowitz and Hal Smith, EVP - Merchandising & Marketing, will constitute the newly created Office of the Chief Executive reporting directly to CEO Lawrence Stevenson. Brian Zuckerman, VP - General Counsel & Secretary, will also report directly to Mr. Stevenson.

Commentary

Mr. Stevenson, commented, "I am pleased with the progress that we have made over the past four quarters on the retail side of our business. Much of the credit for this turnaround goes to Hal and his Merchandising and Marketing team. On the other hand, we still need to do a lot with the service side of our business. Our new structure allows me to have George focus his tremendous knowledge and energy on building the national leading brand for automotive maintenance and repair. With all of Operations, including the critical HR function, reporting up through George, we can in a coordinated fashion grow this business profitably over the next 12 - 24 months. George has done a tremendous job as CFO and I know that he will be equally successful on the operations side of our business."

                                 (Continued)


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Page 3

Pep Boys Financial Highlights


                                                 Thirteen                 Thirteen
                                                 Weeks Ended              Weeks Ended
                                                 July 31, 2004            August 2, 2003
                                                 --------------           ---------------


Total Revenues                                   $  593,426,000           $  556,030,000


Net Earnings (Loss)                              $   13,797,000           $  (36,381,000)

Net Earnings (Loss)
  From Continuing Operations                     $   14,649,000           $  (13,579,000)

Add (Net of Tax):

    Restructuring Charge                         $      393,000           $   20,919,000

    Other Charges                                $    2,897,000 (a)       $    9,184,000 (b)
                                                 --------------           ---------------
Adjusted Earnings (Loss)
  From Continuing Operations                     $   17,939,000           $   16,524,000
                                                 ==============           ===============


Average Shares - Diluted                             66,321,000               51,816,000

Average Shares - Diluted (Adjusted Earnings)         66,321,000               59,452,000

Basic Earnings (Loss) Per Share                   $        0.24           $        (0.70)

Diluted Earnings (Loss) Per Share                 $        0.22           $        (0.70)

Basic Earnings (Loss) Per Share
  From Continuing Operations                      $        0.25           $        (0.26)

Diluted Earnings (Loss) Per Share
  From Continuing Operations                      $        0.23           $        (0.26)

Adjusted Basic Earnings Per Share
  From Continuing Operations                      $        0.31           $         0.32

Adjusted Diluted Earnings Per Share
  From Continuing Operations                      $        0.29           $         0.30


     (a)     Includes

     (b)     Expenses related to the other charges for legal and self insurance reserves, asset impairments, unamortized financing fees and other expenses.


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                                          -more-

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Page 4

Pep Boys Financial Highlights

                                                 Twenty-six               Twenty-six
                                                 Weeks Ended              Weeks Ended
                                                 July 31, 2004            August 2, 2003
                                                 ---------------          ---------------


Total Revenues                                   $ 1,159,559,000          $ 1,066,940,000

Net Earnings (Loss)
  From Continuing Operations                     $    30,840,000          $   (20,906,000)

Net Earnings (Loss)                              $    29,457,000          $   (45,598,000)

Average Shares - Diluted                              64,954,000               51,733,000

Basic Earnings (Loss) Per Share
  From Continuing Operations                     $          0.55          $         (0.40)

Diluted Earnings (Loss) Per Share
  From Continuing Operations                     $          0.50          $         (0.40)

Basic Earnings (Loss) Per Share                  $          0.52          $         (0.88)

Diluted Earnings (Loss) Per Share                $          0.48          $         (0.88)


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Pep Boys has 595 stores and more than 6,000 service bays in 36 states and
Puerto Rico. Along with its vehicle repair and maintenance capabilities, the Company also serves the commercial auto parts delivery market and is one of the leading sellers of replacement tires in the United States. Customers can find the nearest location by calling 1-800 - PEP-BOYS or by visiting pepboys.com.


                                 ###

Certain statements contained herein constitute "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995.
The word "guidance," "expect," "anticipate," "estimates," "forecasts" and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include management's expectations regarding future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The Company's actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond the control of the Company, including the strength of the national and regional economies, retail and commercial consumers' ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of the Company's stores, competitive pricing, the location and number of competitors' stores, product and labor costs and the additional factors described in the Company's filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Investor Contact: George Babich, President & CFO (215) 430-9720
Media Contact:  Bill Furtkevic (215) 430-9676
Pep Boys
3111 West Allegheny Avenue
Philadelphia, PA  19132
Internet:http://www.pepboys.com